EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is entered into as of the 31st day of August 1998 (the "Effective Date"), by and between BENTLEY PHARMACEUTICALS, INC., a Florida corporation (the "Employer") and Robert M. Stote (the "Employee"), as the same may be modified, supplemented, amended or restated from time to time in the manner provided herein.

                                    RECITALS

The Employer desires to employ the Employee, and the Employee desires to be employed by the Employer, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                   WITNESSETH

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be legally bound as follows:

         1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

         2. Term. Subject to the termination provisions hereinafter contained, the term of employment under this Agreement shall be for an initial term commencing on the Effective Date and terminating on August 31, 2001. This Agreement and the Employee's employment hereunder shall thereafter be automatically renewed for successive one year terms, unless terminated as hereinafter provided. The term of employment hereunder, and any extension thereof pursuant to this paragraph, are referred to as the "Term."

         3.       Compensation, Reimbursement, Etc.

                  (a) Salary. The Employer shall pay to the Employee as compensation for all services rendered by the Employee a salary (the "Salary"), which shall equal $75,000 per annum, payable in accordance with the Company's regular salary practices.

                  (b) Expense Reimbursement. The Employer shall reimburse the Employee on a semi-monthly basis for all reasonable expenses incurred by the Employee in the performance of his duties under this Agreement; provided, however, that the Employee shall have previously furnished to the Employer an itemized account, satisfactory to the Employer, in substantiation of such expenditures.

                  (c) Benefits. The Employer shall provide the Employee with a health insurance allowance equivalent to that previously provided to the Employee. The Employer shall continue carrying a term life insurance policy for the Employee with a value equal to $225,000 and a disability


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policy for the  Employee  payable to the  Employee's  estate or  directly to the
Employee in the event of the  Employee's  disability  (as set forth in Section 6
(b)). All other benefits covered under the employment agreement between the Employer and the Employee dated June 12, 1995 will be continued.

                  (d) Bonuses.  The Employee  shall be eligible for bonuses each year, payable in cash and/or common stock of the Employer, as determined by the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Employer (the "Board") in accordance with this Section 3(d)(i) and (ii). Such compensation will be awarded as soon as practicable after the Employer's annual organizational meeting (the "Annual Meeting") of the Board. It is hereby understood between the Employer and the Employee that upon (i) the attainment of the Employer's posting of its second consecutive quarter of pre-tax net profit or announcement of a merger with another company, the Employee will be eligible for a bonus award, or (ii) bonuses (payable in common stock of the Employer) will be determined based upon, but not limited to, improvement in the financial position of the Employer, strategic alliances, purchase of new products, purchase of technologies, purchase of development products for future commercialization, attainment of patents, product registrations submitted and/or approved, as well as specific personal and corporate goals which the Employee will submit to the Compensation Committee within 30 days of the Annual Meeting of the Board which the Compensation Committee will review, approve or modify and return the goals document (the "Document") to the Employee for submission to the Board for ratification. Each year the Compensation Committee will consider and weigh each agreed upon objective set forth in the Document, separating the U.S. from international operations. The Employee will be evaluated by the Chief Executive Officer and the recommendations of the Chief Executive Officer will be considered by the Compensation Committee, prior to the Annual Meeting/Stockholder's meeting, based upon the Document and presented to the Employee at the time of the Annual Meeting.

                  (e) Annual Review. The Employee shall be reviewed by the Board on each anniversary of the Effective Date of this Agreement.

                  (f) Stock Option Plan. The Employee shall be eligible for periodic stock option grants under the 1991 Stock Option Plan (the "Plan"), or any other plan, as determined by the Compensation Committee.

         4. Duties. The Employee is engaged as the Chief Science Officer/ Medical Director. In addition, the Employee shall have such other duties and hold such offices as may from time to time be reasonably assigned to him by the Board.

         5. Extent of Services. During the term of employment under this Agreement, the Employee shall devote on average one and one-half days per week (six days per month) to the benefit and business of the Employer and its affiliates. The Employee shall work as many additional days per month as required by the Employer and shall be compensated on a per diem basis commensurate with his Salary. Employee may act as a consultant to or as a director of any company that does not compete directly with Employer, approved, in advance, by the Chief Executive Officer of the

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Employer,  so long as  Employee  will not be placed in a position of conflict of interest as set forth in Section 11 hereof.

         6.       Termination Following Death or Incapacity.

                  (a) Death. All rights of the Employee under this Agreement shall terminate upon death (other than rights accrued prior thereto). All Plan Options (as defined below) shall vest in accordance with the terms of the Plan and shall be exercisable for a period of time as set forth in the Plan. All Non-Plan Options (as defined below) shall immediately vest and transfer to the Employee's estate and be exercisable for a period of 5 years or the period of time indicated in the option contract, whichever is greater. However, at the election of the Employee's estate, all Plan Options may be terminated and may be replaced with Non-Plan Options (the "Replacement Options"). The Replacement Options shall have the same terms as set forth in the Plan, except that terms relating to Non-Plan Options (as defined below), which are set forth in this Agreement and which vary the terms of the Plan shall govern. Additionally, the Employer shall pay to the estate of the Employee any unpaid salary and other benefits due as well as reimbursable expenses accrued and owing to the Employee prior to his death. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

                  (b)      Disability.

                           (i)  During  any  period of  disability,  illness  or
incapacity during the term which renders the Employee at least temporarily unable to perform the services required under this Agreement, the Employee shall receive throughout which time, his Salary payable under Section 3 (a) of this Agreement, less any benefits received by him under any insurance carried by or provided by the Employer; provided however, all rights of the Employee under this Agreement (other than rights already accrued) shall terminate as provided below upon the Employee's permanent disability (as defined below).

                           (ii) The term "permanent  disability" as used in this
Agreement shall mean the inability of the Employee, as determined by the Board, by reason of physical or mental disability to perform the duties required of him under this Agreement after a period of: (a) 120 consecutive days of such disability; or (b) disability for at least six months during any 12 month period. Upon such determination, the Board may terminate the Employee's employment under this Agreement upon ten days prior written notice. In the event of permanent disability, all Plan Options (as defined below) shall vest in accordance with the terms of the Plan and shall be exercisable for a period of time as set forth in the Plan and all Non-Plan Options (as defined below) shall immediately vest and be exercisable for a period of 5 years or the period of time indicated in the option contract, whichever is greater. However, at the election of the Employee upon a termination under this Section 6 (b), all Plan Options may be terminated and may be replaced with Replacement Options. The Replacement Options shall have the same terms as set forth in the Plan, except that terms relating to Non-Plan Options (as defined below), which are set forth in this Agreement and which vary the terms of the Plan shall govern.


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                           (iii) If any  determination of the Board with respect
to permanent disability is disputed by the Employee, the parties hereto agree to abide by the decision of a panel of three physicians. The Employee and Employer shall each appoint one member, and the third member of the panel shall be appointed by the other two physicians. The Employee agrees to make himself available for and to submit to reasonable examinations by such physicians as may be directed by the Employer. Failure to submit to any such examination shall constitute a material breach of this Agreement. In the event such a panel is convened, the party whose position is not sustained by the panel shall bear all associated costs.

         7.       Other Terminations.

                  (a)      Without Cause.

                           (i) Either the Employee or the Employer may terminate
this Agreement upon written notice, 30 days prior to the end of the Term.

                           (ii)  If  the  Employee  gives  notice   pursuant  to
paragraph (i) above, the Employer shall have the right to either (a) relieve the Employee, in whole or in part, of his duties under this Agreement (without reduction in compensation) or (b) to accelerate the date of termination to coincide with the date on which the written notice is received (without reduction in compensation for the notice period).

                           (iii)  Notwithstanding  any  provision  hereof to the
contrary, the Employer may terminate this Agreement without cause at any time. If the Employer terminates this Agreement pursuant to the provisions of this paragraph 7 (a) (iii), it shall pay to the Employee as a severance benefit, in cash, an amount equal to 2.99 times the average of the Employee's salary plus bonus for the five-year period preceding the year in which the date of termination occurs, all Plan Options (as defined below) shall vest in accordance with the terms of the Plan and shall be exercisable for a period of time as set forth in the Plan and all Non-Plan Options (as defined below) shall immediately vest and be exercisable by the Employee for a period of 5 years or the period of time indicated in the option contract, whichever is greater. However, at the election of the Employee upon a termination under this Section 7 (a), all Plan Options may be terminated and may be replaced with Replacement Options. The Replacement Options shall have the same terms as set forth in the Plan, except that terms relating to Non-Plan Options (as defined below), which are set forth in this Agreement and which vary the terms of the Plan shall govern.

                  (b)      For Cause.

                           (i) The Employer may terminate this Agreement without
notice (a) upon the Employee's breach of any material provision of this Agreement, or (b) for other "good cause" (as defined below).


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                           (ii) The term "good cause" as used in this  Agreement
shall include, but shall not be limited to: (a) conduct disloyal to the Employer; (b) conviction of any crime involving moral turpitude; and (c) substantial dependence, as determined by the Board, on any addictive substance, including but not limited to alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, PCP, THC, LSD, or narcotic drug. Should the Employee dispute such a determination, the parties hereto agree to abide by the decision of a panel of three physicians selected in a manner provided in Section 6(b)(iii) of this Agreement. In the event such a panel is convened, the party whose position is not sustained by the panel shall pay all associated costs and expenses.

                           (iii) Payment on  Termination.  If this  Agreement is
terminated pursuant to Section 7(b), the Employer shall pay to the Employee any unpaid salary and other benefits and reimbursable expenses accrued and owing to the Employee. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder except as provided in Section 8 hereof. The Employee shall be entitled to no further benefits under this Agreement other than extension of health benefits at the Employee's expense and Plan Options (as defined below) shall vest in accordance with the terms of the Plan and shall be exercisable for a period of time as set forth in the Plan and all Non-Plan Options (as defined below) options awarded to the Employee shall immediately vest and be exercisable for a period of 5 years or the period of time indicated in the contract, whichever is greater.

         8.       Termination of Employment Upon Change in Control.

                  (a) For purposes hereof, a "Change in Control" shall be deemed to have occurred (i) if there has occurred a "change in control" as such term is used in Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as in effect at the date hereof (hereinafter referred to as the "Act"); (ii) if there has occurred a change in control as the term "control" is defined in Rule 12 b-2 promulgated under the Act; (iii) when any "person" (as such term is defined in Sections 3 (a) (9) and 13 (d) (3) of the Act), during the Term, becomes a beneficial owner, directly or indirectly, of securities of the Employer representing 20% or more of the Employer's then outstanding securities having the right to vote on the election of directors;
(iv) if the stockholders of the Employer approve a plan of complete liquidation or dissolution of the Employer or a merger or consolidation in which the Employer is not the surviving corporation; (v) if there has occurred a change in ownership or effective control of the Employer or a change in the ownership of a substantial portion of the assets of the Employer (within the meaning of Section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code"); or (vi) when the individuals who are members of the Board on the date hereof shall cease to constitute at least a majority of the Board; provided, however, that any new director whose election to the Board or nomination for election to the Board by the Employer's stockholders was approved by a vote of the directors then still in office, shall not be deemed to have replaced his or her predecessor.

                  (b) The Employee may terminate his employment at any time within 12 months after a Change in Control and in the event that any of the following events has occurred: (i) an assignment to the Employee of any duties inconsistent with the status of the Employee's office and/or


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position  with the Employer as  constituted  immediately  prior to the Change in
Control or a significant adverse change in the nature or scope of the Employee's authorities, powers, functions or duties as constituted immediately prior to the Change in Control, (ii) a failure by the Employer, after having received written notice from the Employee specifying a material breach of its obligations pursuant to this Agreement, to cure such breach within 30 days after receipt of such notice or (iii) the headquarters of the Employer is moved to a new location which is more than 100 miles from its location on the Effective Date.

                  An election by the Employee to terminate his employment following a Change in Control shall not be deemed a voluntary termination of employment by the Employee for the purpose of interpreting the provisions of this Agreement or any of the Employer's employee benefit plans and arrangements. The Employee's continued employment with the Employer for any period of time during the Term after a Change in Control shall not be considered a waiver of any right he may have to terminate his employment to the extent permitted under this Section 8 (b).

                  If the Employer terminates the Employee without cause pursuant to Section 7 (a) hereof within 12 months after a Change in Control has occurred, such termination shall be deemed an election by the Employee to terminate his employment pursuant to this Section 8.

                  In addition, in the event of such termination, the Employee shall continue to have the obligations provided for in Sections 10 and 11 (b) hereof.

                  (c) If the Employee's employment with the Employer is terminated under Section 8 (b) hereof, (i) the Employee shall be paid in a lump sum, within 30 days after termination of employment, in cash, severance pay in an amount equal to 2.99 times the average of the Employee's salary plus bonus for the five-year period preceding the year in which the Change in Control occurs or that amount of salary that would have been due to the Employee through the expiration of the term of this Agreement, whichever is greater; (ii) the Employee shall be issued a number of stock options to purchase shares of common stock (the "Common Stock") of the Employer equal to the number of stock options (vested and non-vested) held by the Employee immediately prior to the effective date of any Change of Control; to the extent that a sufficient number of shares of Common Stock are available under the Plan, options to purchase such shares shall be issued under the Plan (the "Plan Shares"), and to the extent that there are an insufficient number of shares available under the Plan, such number of options to purchase shares shall be issued outside of the Plan (the "Non-Plan Shares"); the exercise price of the shares underlying the Plan Options shall equal the fair market value of the Common Stock on the date of Employee's termination and the exercise price of the shares underlying the Non-Plan Options shall equal the closing bid price of the Common Stock on the Effective Date;
(iii) all stock options held by the Employee immediately prior to the effective date of the Change of Control and those Plan Options granted pursuant to Section 8 (c)(ii) shall immediately vest and become fully exercisable for the period of time indicated in the option contract, and all Non-Plan Options granted pursuant to Section 8 (c)(ii) shall immediately vest and become fully exercisable for a period of five years or the period of time indicated in the option contact, whichever is greater; however, at the election of the Employee, if the Employee is to receive options


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pursuant to this section, all Plan Options may be terminated and may be replaced with Replacement Options; the Replacement Options shall have the same terms as set forth in the Plan, except that terms relating to Non-Plan Options, which are set forth in this Agreement and which vary the terms of the Plan, shall govern and (iv) benefits, as provided in Section 3(c), shall continue until the end of the Term, as if the Employee continued to remain as an employee of the Employer through the end of the Term.

                  The lump sum severance payment described in this Section 8 (c)
(i)-(iv) is hereinafter referred to as the "Termination Compensation". The amount of the Termination Compensation shall be determined, at the expense of the Employer, by its regular certified public accountant immediately prior to the Change in Control (the "Accountant"). Upon payment of the Termination Compensation and any other accrued compensation, this Agreement shall terminate (except for the employee's obligations pursuant to Sections 9, 10 and 11 (b) hereof) and be of no further force or effect.

                  (d) Notwithstanding the foregoing, if the majority of the Board approves a transaction which results in a Change in Control, (i) the Employee may not terminate his employment pursuant to Section 8 (b) (iii) hereof and (ii) the amount paid to the Employee in Section 8 (c) hereof, shall be calculated using the multiplier 2.0 rather than 2.99 as set forth in Section 8
(c).

                  (e) After a Change in Control has occurred, the Employer shall honor the Employee's exercise of the Employee's outstanding stock options and any other stock related rights, in accordance with this Employment Agreement. After a Change in Control has occurred and the Employee's employment is terminated as a result thereof, the Employee (or his designated beneficiary or personal representative) shall also receive, except to the extent duplicative pursuant to Section 8 (c) (i) hereof or otherwise, the sums the Employee would otherwise have received (whether under this Agreement, by law or otherwise) by reason of termination of employment if a Change in Control had not occurred.

                  (f) Notwithstanding anything in this Agreement to the contrary, the Employee shall have the right, prior to the receipt by him of any amounts due hereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Employer which the Employee shall repay to the Employer, within 90 days from the date of receipt, with interest at the rate provided in Section 7872 of the Code. The repayment of the loan balance will be with the deferred severance funds which will then be supplied by the Employer. Notice of any such waiver or treatment of amounts received as a loan shall be given by the Employee to the Employer in writing and shall be binding upon the Employer.

                  (g) The Employee shall not be required to mitigate the payment of the Termination Compensation or other benefits or payments by seeking other employment. To the extent that the Employee shall, after the Term, receive compensation from any other employment, the payment of Termination Compensation or other benefits or payments shall not be adjusted.

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         9. Disclosure,  Proprietary Rights. The Employee agrees that during the
Term of his employment by the Employer, he will disclose only to the Employer all ideas, methods, plans, formulas, processes, trade secrets, developments, or improvements known by him which relate directly to the business of the Employer, including any lines of business, acquired by the Employee during his employment by the Employer; provided, that nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure, including but not limited to trade secrets of third parties. For purposes of this Agreement, the term "the business of the
Employer"  shall  include,  without  limitation,   the  following:  the  design,
development, obtaining regulatory approval, production, manufacturing, marketing and licensing of prescription and non-prescription drugs, medical devices, medical instruments and methods for the diagnosis, evaluation, treatment or correction of any disease, injury, illness or other medical or health condition and such other lines of business as the Employer shall engage in during the Term hereof. The parties further agree that any inventions, formulas, trade secrets, ideas, or secret processes which shall arise from any disclosure made by the Employee pursuant to this paragraph, whether or not patentable, shall be and remain the sole property of the Employer. Exceptions to this paragraph will exist when such inventions, formulas, trade secrets, ideas, or secret processes are clearly the result of the Employee's consultation with or employment by another company or entity.

         10. Confidentiality. The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Employer. The Employee agrees that both during and after the Term of employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation, or other organization.

         11.      Conflict of Interest.

                  (a) Conflict of Interest. The Employee shall devote on average one and one-half days per week (six days per month) to the benefit and business of the Employer. Employee may act as a consultant to or as a director of any company, that does not compete directly with Employer, approved, in advance, by the Chief Executive Officer, so long as Employee will not be placed in a position of conflict of interest. Employee shall be deemed to not be in a position of a conflict of interest if Employee consults with a company and the projects that Employee consults in connection with, and is involved with, do not directly conflict with the business of the Employer.

                  (b) Covenant Not to Solicit. During employment with the Employer, and for a period of two years thereafter, the Employee agrees he will refrain from and will not, directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer or otherwise, solicit or encourage any of the employees of the Employer to terminate their employment.

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                  (c)  Essential  Element.  It is  understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 10, 11 (a), 11 (b) and 12 are essential elements of this Agreement, and that but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Notwithstanding anything to the contrary in this Agreement, the terms and provisions of Sections 11 (a), 11
(b) and 12 of this Agreement, together with any definitions used in such terms and provisions, shall survive the termination or expiration of this Agreement. The existence of any claim or cause of action of the Employee against the
Employer,   whether  predicated  on  this  Agreement  or  otherwise,  shall  not constitute a defense to the enforcement by the Employer of such covenants.

         12. Specific Performance. The Employee agrees that damages at law will be insufficient remedy to the Employer if the Employee violates the terms of Sections 9, 10 or 11 of this Agreement and that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive or other equitable relief to enforce the provisions of such Sections, which injunctive or other equitable relief shall be in addition to any other rights or remedies available to the Employer, and the Employee agrees that he will not raise and hereby waives any objection or defense that there is an adequate remedy available at law.

         13. Compliance with Other Agreements. The Employee represents and warrants that the execution of this Agreement by him and his performance of his obligation hereunder will not conflict with, result in the breach of any provision of, terminate, or constitute a default under any agreement to which the Employee is or may be bound.

         14. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

         15. D&O Insurance; Indemnification. The Employer hereby agrees to maintain in full force and effect for the duration of this Agreement, Director's and Officer's Liability Insurance of at least $2,000,000 and to indemnify and hold harmless to the full extent permitted by law, the Employee for acts performed by him in carrying out his duties and responsibilities in accordance with this Agreement.

         16. Binding Effect, Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged or hypothecated.

         17. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs, and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Employee in this Agreement shall inure to the benefit of the successors and assigns of the Employer; provided, however, that


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



nothing herein shall be deemed to authorize or permit the Employee to assign any of his rights or obligations under this Agreement to any other person (whether or not a family member or other affiliate or the Employee other than stated in
Section 6 of this Agreement), and the Employee covenants and agrees that he shall not make any such assignments.

         18. Modification, Amendment, Etc. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected party hereto.

         19. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

                  To the Employer:          Bentley Pharmaceuticals, Inc.
                                            One Urban Centre
                                            Suite 548
                                            4830 West Kennedy Boulevard
                                            Tampa, FL 33609

                  To the Employee:          Robert M. Stote
                                            6210 Pasadena Point Boulevard
                                            Gulfport, FL 33707

         20. Severability. It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, then that portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Agreement to be unreasonable, arbitrary or against public policy, then a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         21. Entire Agreement. This Agreement contains the entire agreement between the Employer and the Employee and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. It is expressly agreed that the terms of this Agreement govern any prior stock option grants to the Employee.

         22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         23. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

         24. Counterparts. This Agreement may be executed in two counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                                            BENTLEY PHARMACEUTICALS, INC.

                                            By: /s/ James R. Murphy
                                            ------------------------------------
                                            James R. Murphy
                                            Chairman, President and Chief
                                            Executive Officer



                                            EMPLOYEE


                                            /s/ Robert M. Stote
                                            ------------------------------------
                                            Robert M. Stote

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